      As filed with the Securities and Exchange Commission on June 17, 1998
                                                   Registration No. 333-
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  _________________

                                       FORM S-8
                                REGISTRATION STATEMENT

                                        UNDER
                              THE SECURITIES ACT OF 1933

                          NATIONAL SEMICONDUCTOR CORPORATION
                (Exact name of registrant as specified in its charter)


       DELAWARE                                                 95-2095071
(State or other jurisdiction of  2900 Semiconductor Drive   (I.R.S. Employer
incorporation or organization)       P.O. Box 58090       Identification Number)
                          Santa Clara, California 95052-8090
                       (Address of principle executive offices)
           Registrant's telephone number including area code: (408)721-5000
                            _____________________________

                 NATIONAL SEMICONDUCTOR CORPORATION STOCK OPTION PLAN
                                         and
         NATIONAL SEMICONDUCTOR CORPORATION 1997 EMPLOYEES STOCK OPTION PLAN
                              (Full title of the plans)
                                  _________________

                               JOHN M. CLARK III, Esq.
                        Senior Vice President, General Counsel
                                    and Secretary
                          NATIONAL SEMICONDUCTOR CORPORATION
                       2900 Semiconductor Drive, P.O. Box 58090
                              Santa Clara, CA 95052-8090
                                    (408)721-5000

(Name, address and telephone number, including area code, of agent for service)

                           Calculation of Registration Fee

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Title of                 Shares       Proposed Maximum    Proposed Maximum       Amount of
Securities to            to be         Offering Price         Aggregate       Registration
be Registered          Registered       Per Share (1)     Offering Price (1)      Fee (1)
------------------------------------------------------------------------------------------
Common Stock
  $0.50 par value    10,000,000 shs      $14.40625         $144,062,500.00     $42,498.44
------------------------------------------------------------------------------------------
 Preferred Stock           (2)
Purchase Rights
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock on June 15, 1998 of $14.40625 per share, as reported on the New York Stock Exchange Composite Transactions, which is used as the estimate offering price solely for the purpose of determining the registration fee, in accordance with Rule 457(h).

(2) Each share of Common Stock includes one Preferred Stock Purchase Right issued under the Rights Agreement, dated as of August 8, 1988, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent.

* Pursusant to Rule 429 under the Securities Act of 1933, the propsectus which forms a part of this Registration statement also relates to 49,354,929 shares under the Registrant's Stock Option Plan that were previously registered under Registration Statements 2-92468, 33-189-13, 33-48941, 33-61377 and 333-26625 with respect thereto.

                                        PART I

                                   EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.  The documents containing the information specified in
Part I will be delivered to the participants in the Plans as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

     National Semiconductor Corporation (the "Company") has amended its 1997 Employees Stock Option Plan (the "1997 Plan") to add 10,000,000 shares and make other amendments to the 1997 Plan. This Registration Statement covers the grant of options and the sale of shares upon exercise of the options by the holders thereof under the 1997 Plan. No shares have been added to the Company's Stock Option Plan (the "Plan"), but the Plan has been amended and a copy of the Plan, as amended, is filed as an exhibit to this Registration Statement.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed with the Commission by the Company (also referred to herein as the "Registrant") under Commission File Number 1-6453 by the Company are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 25, 1997, including the portions of the Company's 1997 Annual Report and the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders incorporated therein by reference;

     (b) The Company's Quarterly Report on Form 10-Q for the period ended August 24, 1997; the Company's Quarterly Report on Form 10-Q for the period ended November 23, 1997; the Company's Quarterly Report on Form 10-Q for the period ended March 1, 1998; the Company's Current Report on Form 8-K dated May 29, 1997; the Company's Current Report on Form 8-K dated November 14, 1997; and the Company's Current Report on Form 8-K dated November 24, 1997;

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

     (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988 and any amendments thereto filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Company's Common Stock is registered under Section 12 of the Exchange Act and thus, the requirements of Item 4 with respect thereto are not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          In connection with the filing of the Registration Statement, John M. Clark III, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. At the time of rendering such opinion, Mr. Clark had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 16,256 shares of Common Stock owned directly and indirectly by him and the 101,000 shares of Common Stock subject to options held by him exceeds $50,000. Also at such time, Mr. Clark was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

          Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

          Article Thirteenth of the Company's Certificate provides that the Company shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of the Company or that, at the request of the Company, he is or was serving another corporation or enterprise in any capacity. Article VIII of the Company's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.


          The Company has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   TABLE OF EXHIBITS

4.1 Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No. 333-09957 which became effective August 12, 1996).

4.2  By-Laws of the Company.

4.3 Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-48935, which became effective October 5, 1992).

4.4 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A filed August 10, 1988); First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the Exhibits to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed December 11, 1995); Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

5.1  Opinion re Legality.

10.1 National Semiconductor Corporation Stock Option Plan, as amended through April 24, 1998.

10.2 National Semiconductor Corporation 1997 Employees Stock Option Plan, as amended through April 24, 1998.

23.1 Consent of Independent Auditors.

23.2 Consent of Counsel (Included in Exhibit 5).

24.1 Power of Attorney.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforeceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 17th day of June 1998.

                              NATIONAL SEMICONDUCTOR CORPORATION

                              By          BRIAN L. HALLA*
                                ------------------------------------
                                   Brian L. Halla
                                   Chairman of the Board, and Chief
                                   Executive Officer


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 17th DAY OF JUNE, 1998.


   BRIAN L. HALLA*             Chairman of the Board, President and Chief
----------------------------   Executive Officer (Principal Executive Officer)
(Brian L. Halla)


   DONALD MACLEOD*             Executive Vice President, Finance and Chief
---------------------------    Financial Officer (Principal Financial Officer)
(Donald Macleod)


   RICHARD D. CROWLEY, JR.*    Vice President and Controller (Principal
---------------------------    Accounting Officer)
(Richard D. Crowley, Jr.)


   GARY P. ARNOLD*             Director
---------------------------
(Gary P. Arnold)


   ROBERT BESHAR*              Director
---------------------------
(Robert Beshar)


   E. FLOYD KVAMME*            Director
---------------------------
(E. Floyd Kvamme)


   EDWARD R. McCRACKEN*        Director
---------------------------
(Edward R. McCracken)


                               Director
---------------------------
(Modesto A. Maidique)


   J. TRACY O'ROURKE*          Director
-------------------------
(J. Tracy O'Rourke)


   CHARLES E. SPORCK*          Director
-------------------------
(Charles E. Sporck)


   DONALD E. WEEDEN*           Director
-------------------------
(Donald E. Weeden)


By: //s// JOHN M. CLARK III
   ------------------------
     John M. Clark III
     Attorney-in-Fact

                          NATIONAL SEMICONDUCTOR CORPORATION

                                    EXHIBIT INDEX

Exhibit                                                                               Page
Number    Description of Exhibit                                                      Number
--------------------------------------------------------------------------------------------
4.1       Second Restated Certificate of Incorporation of the Company, as
          amended (incorporated by reference from the Exhibits to the Company's
          Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of
          Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on
          Form S-8 Registration No. 333-09957  which became effective August 12,
          1996).

4.2       By-Laws of the Company.

4.3       Form of Common Stock Certificate (incorporated by reference from the
          Exhibits to the Company's Registration Statement on Form S-3
          Registration No. 33-48935, which became effective October 5, 1992).

4.4 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A filed August 10, 1988) ;
          First Amendment to the Rights Agreement dated as of October 31, 1995
          (incorporated by reference from the Exhibits to the Company's
          Amendment No. 1 to the Registration Statement on Form 8-A filed
          December 11, 1995); Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

5.1       Opinion re Legality.

10.1 National Semiconductor Corporation Stock Option Plan, as amended through April 24, 1998.

10.2 National Semiconductor Corporation 1997 Employees Stock Option Plan, as amended through April 26, 1998.

23.1      Consent of Independent Auditors.

23.2      Consent of Counsel (Included in Exhibit 5).

24.1      Power of Attorney.


                                       II-6